Exhibit 10.7.1


                                 Amendment No. 2
                                     to the
           Citizens Communications Company 2000 Equity Incentive Plan

                            (Effective June 30, 2003)

                            -------------------------



1. The first  sentence of Section  5(a) of the Citizens  Communications  Company
2000 Equity Incentive Plan (the "Plan") is hereby amended and restated, effective June 30, 2003, to read as follows:

     "With respect to the Options and SARs, the Committee shall (i) authorize the granting of incentive stock options, nonqualified stock options, SARs or a combination of incentive stock options, nonqualified stock options and SARs; (ii) determine the number of shares of Stock subject to each Option or the number of shares of Stock that shall be used to determine the value of a SAR; (iii) determine whether such Stock shall be Restricted Stock or, with respect to nonqualified stock options, Deferred Stock; (iv) determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period; and (v) determine whether or not all or part of each Option may be canceled by the exercise of a SAR; provided, however, that the aggregate Fair Market Value (determined as of the date of Option is granted) of the Stock (disregarding any restrictions in the case of Restricted Stock) for which incentive stock options granted to any Eligible Individual under this Plan may first become exercisable in any calendar year shall not exceed $100,000, and provided, further, that, effective June 30, 2003, no non-employee director shall be permitted to receive his annual retainer fees in the form of Options."

2. Except as specifically provided herein, the Plan shall remain in full force and effect.